EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 033-60871, 333-74213, 333-74215, 333-56066, and 333-90678 on Form S-8 of Concord EFS, Inc. of our report dated March 2, 2001 (relating to the 2000 consolidated financial statements of Star Systems, Inc. not presented separately therein) appearing in this Form 10-K.

/s/ DELOITTE & TOUCHE LLP

Orlando, Florida

March 24, 2003